EXHIBIT 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Joel S. Marcus, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Alexandria Real Estate Equities, Inc. for the quarter ended June 30, 2005 fully complies with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Alexandria Real Estate Equities, Inc.

Date: November 9, 2005

/s/ Joel S. Marcus
Joel S. Marcus
Chief Executive Officer

I, Dean A. Shigenaga, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Alexandria Real Estate Equities, Inc. for the quarter ended June 30, 2005 fully complies with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Alexandria Real Estate Equities, Inc.

Date: November 9, 2005

/s/ Dean A. Shigenaga
Dean A. Shigenaga
Chief Financial Officer